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                                 EXHIBIT 2.(b)

                                 FORM OF PROXY
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                              BROXTON STATE BANK
                               BROXTON, GEORGIA
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS

           The undersigned hereby appoints Curtis A. Summerlin and L. G. Summerlin, as proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent and vote as designated below, all the shares of common stock of Broxton State Bank ("Bank") held of record by the undersigned on August _____, 1996 at the special meeting of shareholders and any adjournments thereof, to be held on September _____, 1996 at _____ o'clock ___.m., local time, at the main offices of Broxton State Bank located at 401 Alabama Street, North, Broxton, Georgia.

      1.   (FOR _______)   (AGAINST ______)  (ABSTAIN _____) approval and
      adoption of an Agreement and Plan of Reorganization dated June 4, 1996, by and between the Bank and Colony Bankcorp, Inc., a Georgia corporation registered as a bank holding company, all as more fully set forth in the accompanying Proxy Statement and the Agreement and Plan of Reorganization annexed to the Proxy Statement as Appendix "A".

      2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

           The shares represented by this proxy will be voted in accordance with your instructions. IF NO CHOICE IS SPECIFIED BY YOU THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

           An affirmative vote by the holders of at least two-thirds (2/3) of the issued and outstanding shares of common stock of the Bank is required for approval of Proposal 1.

           Please sign below, date and return promptly in the enclosed stamped, self-addressed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person.


                                     __________________________________
                                     SIGNATURE
      DATE:________________, 1996

                                     __________________________________
                                     SIGNATURE IF HELD JOINTLY